                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

      [_] Preliminary Proxy Statement

      [X] Definitive Proxy Statement

      [_] Definitive Additional Materials

      [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               XYZ COMPANIES INC.
                (Name of Registrant as Specified In Its Charter)

                               XYZ COMPANIES INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

      [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)
          (2).

      [_] $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).

      [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          (4) Proposed maximum aggregate value of transaction:
      --------
      *Set forth the amount on which the filing is calculated and state how it was determined.

      [_] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

      Notes:

(LOGO OF TYCO APPEARS HERE)

                                TYCO TOYS, INC.
                             6000 MIDLANTIC DRIVE
                        MOUNT LAUREL, NEW JERSEY 08054

                                                                 April 14, 1994

   To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Tyco Toys, Inc., to be held at 10:00 a.m. local time at 200 Fifth Avenue, New York, New York 10010, on Thursday, May 26, 1994. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting.

     A proxy form is enclosed with the Notice of Annual Meeting and Proxy Statement. Regardless of the number of shares you own, it is important that your shares be represented. Accordingly, we hope that you will complete and sign the proxy form and return it to us promptly in the enclosed envelope whether or not you are planning to be present.

     We look forward to greeting personally as many of our stockholders as possible at the meeting.

                                                Sincerely yours,

                                  (SIGNATURE OF RICHARD E. GREY APPEARS HERE)
                                                Richard E. Grey
                                                Chairman

                                TYCO TOYS, INC.
                             6000 MIDLANTIC DRIVE
                        MOUNT LAUREL, NEW JERSEY 08054

                                --------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 26, 1994

                                --------------

  The Annual Meeting of Stockholders of Tyco Toys, Inc., a Delaware corporation (the "Company" or "Tyco"), will be held at 10:00 a.m. local time at 200 Fifth Avenue, New York, New York 10010, on Thursday, May 26, 1994, for the following purposes:

    1. To elect three members to the Board of Directors to serve for a term expiring at the Annual Meeting of Stockholders to be held in 1997;

    2. To transact such other business as may properly be brought before the Meeting, or any adjournment thereof.

  Holders of record of the Company's Common Stock at the close of business on March 28, 1994 shall be entitled to notice of and to vote at the Meeting and any adjournment thereof.

  If you cannot be personally present at the Meeting, please date, complete and promptly return the enclosed proxy. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned.

                                          By Order of the Board of Directors

                             (SIGNATURE OF R. MICHAEL KENNEDY, JR. APPEARS HERE)

                                            R. Michael Kennedy, Jr.,
                                                    Secretary

Mt. Laurel, New Jersey
April 14, 1994

                                TYCO TOYS, INC.
                             6000 MIDLANTIC DRIVE
                        MOUNT LAUREL, NEW JERSEY 08054

                                --------------

                                PROXY STATEMENT

                                --------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 26, 1994

                                 INTRODUCTION

  This Proxy Statement is being mailed to stockholders of Tyco Toys, Inc. (the "Company" or "Tyco") in connection with solicitation by the Company's Board of Directors of proxies to be used at its Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, May 26, 1994, at 10:00 a.m. local time at 200 Fifth Avenue, New York, New York 10010 for the purposes set forth in the preceding notice. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about April 14, 1994.

  If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented thereby will be voted, where specification is made by the stockholder on the form of proxy, in accordance with such specification. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote the shares represented thereby FOR the election of the named nominees for Director. Any stockholder may revoke his proxy by delivery of a later dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

  Only stockholders of record at the close of business on March 26, 1994 have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 34,676,726 shares of Common Stock were outstanding.

  Each holder of record of Common Stock is entitled to one vote for each share held on all matters voted upon. The election of directors requires a plurality of the votes cast. A majority of the votes cast is required to approve all other matters that may properly come before the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included.

  Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

  It is not anticipated that there will be presented at the Annual Meeting any business other than the election of Directors. At the date hereof, the Board was not aware of other matters that might properly be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment.

  The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(a) matters which may be presented at the Annual Meeting at the request of public stockholders and with respect to which the Company has not received notice at the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the Annual Meeting and which are not referred to in the enclosed Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

  The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain Directors, officers, and employees of the Company may solicit proxies in person or by telephone, telegraph, facsimile or mail. The Company has also retained, on behalf of the Board of Directors, Shareholder Communications Corporation, to assist in soliciting proxies at a fee estimated not to exceed $10,000, plus reasonable expenses. Further, the Company will also request record holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  The following table sets forth information as of March 30, 1994 with respect to persons known by the Company to be beneficial owners of more than 5% of the Common Stock of the Company and by each of the Company's Directors, each of the named Executive Officers and all Directors and Executive Officers as a group:

                                                     AMOUNT OF
                                                    BENEFICIAL
                                                   OWNERSHIP (1) PERCENT (1)(2)
                                                   ------------- --------------
Harris Associates, L.P. (3).......................   3,776,200         11%
 2 North LaSalle Street
 Chicago, Illinois 60602-3790
State of Wisconsin Investment Board (3)...........   2,864,000         8%
 121 East Wilson Street
 Madison, Wisconsin 53708
Ariel Capital Management (3)......................   3,153,625         9%
 307 N. Michigan Ave.
 Chicago, Illinois 60601
Richard E. Grey (4)...............................     334,000        1.0%
Harry J. Pearce (4)...............................     110,418         *
Jerome I. Gellman (4).............................       9,000         *
Ariel Gratch (4)..................................       9,000         *
Joel M. Handel (4)................................      29,000         *
Arnold Thaler (4).................................      55,614         *
Timothy J. Danis (4)..............................      19,000         *
Alan Vituli (4)...................................      30,000         *
John A. Canning, Jr. (4)(5).......................     169,700         *
Dr. LaSalle D. Leffall, Jr. (4) ..................       5,200         *
Stanley Cohen (4)(6)..............................      34,000         *
Karsten Malmos (4)................................      47,340         *
Jay Kahan (4).....................................      32,300         *
Robert Rao (4)....................................      23,000         *
All Directors and Executive Officers
 as a group (20 persons) (4)(5)...................   1,074,352        3.0%

* Represents less than 1% of the outstanding shares of Common Stock.

(1) The amount and percentage of securities "beneficially owned" by an individual are determined in accordance with the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 30, 1994. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares.

(2) Shares subject to outstanding stock options which the individual has the right to acquire within sixty (60) days after March 30, 1994 are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual, or any group including such individual, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual.

(3) Based on information filed with the Securities and Exchange Commission by the reporting person.

(4) Includes 196,000, 110,000, 9,000, 9,000, 29,000, 9,000, 19,000, 30,000,
    30,000, 5,000, 30,000, 47,000, 29,300 and 23,000 shares that are subject to options granted pursuant to registered option plans of the Company and held by Messrs. Grey, Pearce, Gellman, Gratch, Handel, Thaler, Danis, Vituli, Canning, Lefall, Cohen, Malmos, Kahan and Rao, respectively; also 595,400 shares subject to options held by Executive Officers as a group, all of which options so included are presently exercisable.

(5) Includes 139,700 shares issuable upon the conversion of Convertible Subordinated Debentures held by Madison Dearborn Partners IV, John A. Canning, Jr., a Director of the Company, is a partner in Madison Dearborn Partners IV.

(6) Mr. Cohen was President of the Company's Playtime subsidiary until June,
    1993.

NOTE: Where appropriate, stock holdings used in this Proxy Statement reflect a 2-for-1 stock split in the form of a dividend effective June 10, 1992.

                             ELECTION OF DIRECTORS

  Pursuant to the Company's by-laws, three members of the Board of Directors (consisting of a total of ten members) are to be elected at the Annual Meeting for a term expiring at the Annual Meeting of Stockholders to be held in 1997, and until their successors are elected and qualified. Except where authority to so vote is withheld, the accompanying proxy will be voted FOR John A. Canning, Jr., Jerome I. Gellman and Ariel Gratch. If a nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for a substitute nominee selected by the Board of Directors, unless the Board of Directors reduces the number of Directors.

  Listed below is information regarding the nominees for Director and the continuing Directors and Executive Officers of the Company.

NOMINEES FOR DIRECTOR

                         NAME                          AGE     POSITION WITH COMPANY
                         ----                          ---     ---------------------
John A. Canning, Jr...................................  49     Director
Jerome I. Gellman.....................................  66     Director
Ariel Gratch..........................................  42     Director

  John A. Canning, Jr. was appointed to the Board in July 1991. He is the President of Madison Dearborn Partners, Inc. During the last five years until January 1993, he served as President of First Chicago Venture Capital, an affiliate of First Chicago Investment Corporation (FCIC); FCIC and Madison Dearborn Partners IV, of which he is a partner, provided the financing for the purchase by the Company of the equity interest of the Selzer family members in July 1991. Mr. Canning is also a director of Bayou Steel Corporation and the Interlake Corporation.

  Jerome I. Gellman has served as a Director of the Company since April 1987. For over five years, until January 1988, he was a partner in the law firm of Tucker, Gellman & Mulderig, P.C. In January 1988, he became Of Counsel to the law firm of Cowan, Liebowitz & Latman, P.C.

  Ariel Gratch has served as Director of the Company since December 1985. Mr. Gratch has been a partner in the law firm of Gratch, Jacobs & Brozman, formerly Zellermayer Gratch & Jacobs, since 1982 and prior thereto was associated with such firm. Zellermayer Gratch & Jacobs from time to time has represented the Company and its affiliates.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

                       NAME                        AGE       POSITION WITH COMPANY
                       ----                        ---       ---------------------
Richard E. Grey (2)...............................  59       Chairman and Chief
                                                              Executive Officer
Harry J. Pearce (1)...............................  49       Vice Chairman, Chief
                                                              Financial Officer
                                                              and Director
Arnold Thaler (1).................................  71       Director
Timothy J. Danis (1)..............................  47       Director
Joel M. Handel (2)................................  58       Director
Dr. LaSalle D. Leffall, Jr. (1)...................  62       Director
Alan Vituli (2)...................................  52       Director
Michael J. Lyden (3)..............................  51       President--Tyco U.S.
Karsten Malmos (3)................................  49       President--Tyco
                                                              International
Jay Kahan (3).....................................  60       Executive Vice President
                                                              Sales
B. James Alley (3)................................  44       Senior Vice President
                                                              Marketing
James L. Block (3)................................  42       Senior Vice President
                                                              Marketing
R. Michael Kennedy, Jr. ..........................  50       Senior Vice President and
                                                              General Counsel
James A. Lenell (3)...............................  54       Senior Vice President
                                                              Manufacturing
Paul J. Weaver....................................  43       Senior Vice President
                                                              Financial Operations
Robert Rao........................................  52       President, Tyco Playtime
Martin Scheman....................................  62       Chairman, Tyco Playtime

- -------------------
(1) Term will expire at the annual meeting of stockholders to be held in 1995.
(2) Term will expire at the annual meeting of stockholders to be held in 1996.
(3) Officer of the Company's principal operating subsidiary, Tyco Industries, Inc.

  Richard E. Grey has served as President and Chief Executive Officer of the Company since December 1985, as Chairman since July 1991, and as a Director since 1988. Mr. Grey has also served as President, Chief Executive Officer, Director and a member of the Executive Committee of the Company's principal operating subsidiary since 1973. Mr. Grey has been employed by the Company and its predecessor since 1958. Mr. Grey has served as a Director and Chairman of the Board of Toy Manufacturers of America, Inc., a toy industry trade organization.

  Harry J. Pearce was appointed Executive Vice President in September 1987 and has served as Senior Vice President - Finance and Chief Financial Officer of the Company since December 1985. He has served as a Director of the Company since September 1988, and was appointed Vice Chairman in April, 1993. Mr. Pearce is a Director and former Chairman of Toy Manufacturers of America, Inc.

  Arnold Thaler was President of View-Master Ideal Group, Inc. ("View-Master") from July 1981, when he purchased the View-Master line with a group of investors, until his retirement in 1990. View-Master became a public company in 1983, and was acquired by the Company in 1989. He was appointed as a Director of the Company in February 1990. He also served previously as

President of Ekco Housewares Company and as an officer of its parent, American Home Products Corporation. Mr. Thaler retired as an active officer on December 31, 1990 and now serves as a consultant to the Company.

  Timothy J. Danis was appointed to the Board in December 1990. He is the Chairman and Chief Executive Officer of Rollins Hudig Hall of Illinois. For more than five years until January 1992, he served as President and Chief Executive Officer of Corroon and Black of Missouri, Inc. In January 1992, he joined the Rollins Burdick Hunter Group, an international insurance brokerage firm, which became Rollins Hudig Hall in January 1993.

  Joel M. Handel has served as a Director of the Company since April 1987. He has been for more than the past five years, a partner in the law firm of Baer Marks & Upham, which has served as counsel to the Company. Mr. Handel served as a Director of Robert Bruce, Inc. and Robert Bruce Industries from November 1984 until his resignation in March 1989. Robert Bruce filed for reorganization under the bankruptcy code on May 5, 1989.

  Dr. LaSalle D. Leffall, Jr. was appointed as a Director of the Company in February 1993. For more than the last five years, he has been Chairman of the Department of Surgery at Howard University College of Medicine in Washington, D.C. Dr. Leffall also serves as a Director of the Warner Lambert Company and Mutual of America.

  Alan Vituli was appointed to the Board in May 1991. He has been Chairman of Carrols Corporation, an operator of fast food restaurants in ten eastern states, since 1986; he is also a partner in Morgan Realty, a developer of real estate communities in Maryland, Delaware, Pennsylvania and New Jersey. He has served as a director of Pollo Tropical, Inc., an operator of restaurants in the southeastern U.S., since October, 1993.

  Michael J. Lyden has been employed by the Company since 1987 as Vice President, Business Development; he was appointed Senior Vice President in 1990, and President-Tyco U.S. in January, 1994.

  Karsten Malmos joined the Company's principal operating subsidiary as Vice President -International in 1980. He was appointed Senior Vice President - International of the Company's principal operating subsidiary in December 1987, Executive Vice President in July 1992 and President of Tyco
International in April, 1993.

  Jay Kahan has been employed by the Company's principal operating subsidiary since 1974, including service as Senior Vice President - Sales since 1978 and Executive Vice President since July 1992.

  B. James Alley has been employed by the Company's principal operating subsidiary since December 1976, including service as Senior Vice President - Marketing since October 1986 and as Vice President - Marketing from May 1981 until October 1986.

  James L. Block joined the Company as Vice President - Marketing in April 1992 and was appointed Senior Vice President - Marketing in July 1992. For more than five years prior to that time, he was Vice President of Marketing of Kenner Products, a subsidiary of Hasbro.

  R. Michael Kennedy, Jr. was appointed Vice President and General Counsel of the Company in October 1987 and Senior Vice President in 1990. He was appointed Secretary in July 1991. For over five years prior to 1987, he was Vice President and General Counsel of Wendy's International, Inc., an operator and franchisor of fast-food hamburger restaurants in the United States and other countries.

  James A. Lenell has served as Senior Vice President - Manufacturing of the Company's principal operating subsidiary since 1983. Mr. Lenell has been employed by the Company's principal operating subsidiary since 1979 when he joined as Vice President and Managing Director of Tyco (Hong Kong) Ltd.

  Paul J. Weaver has been employed by the Company's principal operating subsidiary since 1975. He was appointed Vice President and Controller of the Company in October 1987 and Senior Vice President in 1990.

  Robert Rao was appointed President of the Company's Tyco Playtime and Preschool subsidiaries in July, 1993. Prior to that time he had been Executive Vice President of Tyco Preschool. Before joining Tyco Preschool in 1992 Mr. Rao was president of an independent marketing consulting firm, RACO Marketing, which he founded in 1990. He served as a Senior Vice President for Mattel, Inc. from 1988 to 1990.

  Martin Scheman has, for more than the last five years, been President of Tyco Preschool Toys, Inc. (formerly Illco Toy Co. U.S.A., Inc.), which the Company acquired in June, 1992. He was appointed Chairman of the Company's Tyco Playtime and Preschool subsidiaries in June, 1993.

OPERATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company met eleven times during the fiscal year ended December 31, 1993. Each director attended after his election more than 75% of the aggregate number of meetings of the Board and the committees of which he was a member. There are seven standing Committees of the Board of
Directors: the Executive Committee; the Audit Committee; the Stock Option Committee; the Finance Committee; the Compensation Committee; the Nominating Committee; and the Planning Committee.

  The Executive Committee, comprised of Messrs. Grey, Pearce, and Thaler, meets on call and has the authority to act on most matters during intervals between Board meetings. The Executive Committee did not meet during 1993.

  The Audit Committee is comprised of Messrs. Gellman, Danis, and Vituli, all outside Directors. It evaluates and approves, among other things, all transactions between the Company and related parties. The Committee also reviews the internal controls of the Company, its financial and accounting practices, the performance of the Company's accounting and financial staff, and the performance and cost of its outside auditors. The Audit Committee met twice during 1993.

  The function of the Compensation Committee is to review and make recommendations to the Board of Directors with respect to compensation of the Company's executive officers. The Compensation Committee consists of outside Directors, Messrs. Gellman, Canning and Thaler and the Committee met once during 1993.

  The Stock Option Committee is comprised of outside directors Messrs. Vituli and Canning. The purpose of the Committee is to administer the Stock Option Plans of the Company. The Stock Option Committee met once during 1993.

  The Finance Committee consists of Messrs. Pearce, Thaler, Vituli and Canning. The Committee's purpose is to make recommendations to the Board concerning the securities and finance activities of the Company. The Finance Committee met three times during 1993.

  The Nominating Committee consists of Messrs. Thaler, Danis and Vituli. The purpose of this Committee is to identify qualified candidates for the Board of Directors of the Company. The Nominating Committee met once during 1993. Stockholders who wish to suggest qualified candidates should write to the Secretary of the Company at 6000 Midlantic Drive, Mount Laurel, New Jersey 08054, stating in detail the qualifications of such persons for consideration by the Nominating Committee.

  The Planning Committee was established in March, 1994 and consists of Messrs. Vituli, Danis and Handel. The Planning Committee is responsible for working directly with management on selected projects, including development of the long term strategic plan for the Company.

  All required reports under Section 16 of the Securities Exchange Act of 1934 relating to ownership and changes in ownership by directors and executive officers of the Company's Common Stock were filed timely.

                    REMUNERATION OF DIRECTORS AND OFFICERS

  The following table sets forth remuneration paid or distributed to, or accrued for, each of the five most highly paid current Executive Officers of the Company during the Company's fiscal year ended December 31, 1993, and one Executive Officer no longer with the Company.

                                                        SUMMARY COMPENSATION TABLE
                         ---------------------------------------------------------------------------------------------
                                       ANNUAL COMPENSATION                           LONG TERM COMPENSATION
                         -------------------------------------------------- ------------------------------------------
                                                                                                           ALL OTHER
     NAME AND                                           OTHER ANNUAL         AWARDS         LTIP       COMPENSATION
PRINCIPAL POSITION       YEAR    SALARY ($) BONUSES ($) COMPENSATION ($)(1) OPTIONS (#) (2) PAYOUTS ($)      ($)(3)
- ------------------       ----    ---------- ----------- ------------------- --------------- -----------   ------------
Richard E. Grey......... 1993     550,000           0         18,192                  0              0(4)    4,050
 Chairman,               1992     500,000           0         18,333            260,000              0       4,263
 Chief Executive Officer 1991     400,000     400,000         37,503            100,000      9,282,982(5)    4,050
Harry J. Pearce......... 1993     375,000           0         15,613                  0              0(4)    1,566
 Vice Chairman,          1992     350,000           0         11,248             40,000              0       4,169
 Chief Financial Officer 1991     300,000     240,000         27,566             60,000      2,652,281(5)    2,259
Stanley Cohen........... 1993     300,000           0         13,107                  0              0       5,792
 formerly President,     1992     300,000           0         12,510             10,000              0       3,155
 Tyco Playtime           1991     300,000           0              0             20,000              0           0
Jay Kahan............... 1993     273,000           0         11,116                  0              0       6,318
 Executive Vice          1992     260,000      28,600         12,506             15,000              0       3,159
 President-              1991     220,000     110,000         25,827             20,000              0       4,050
 Sales
Robert Rao.............. 1993     241,200           0         54,798(6)               0              0       2,592
 President,              1992(7)   47,600           0          2,031              5,000              0           0
 Tyco Playtime
Karsten Malmos.......... 1993     230,000           0         12,627                  0              0       1,566
 President-Tyco          1992     186,330      30,000          8,584                                 0       1,437
 International           1991     170,000      72,500         19,153                                 0       1,340

(1) Includes car allowances, contributions in lieu of pension and medical expense reimbursements.

(2) No Preferential earnings or above market earnings, or discounts from fair market value, were recognized by executive officers in connection with the stock option plans of the Company. Information concerning grants and exercises of fair market stock options granted in 1993 and aggregated stock options exercised in 1993 are discussed elsewhere in this Proxy. (See STOCK OPTIONS GRANTED IN 1993.)

(3) Represents the taxable cost of group life insurance payments. (See also KEY EMPLOYEE AGREEMENTS, below.)

(4) Nothing was accrued during 1993 for the Long Term Incentive provisions of the Employment Agreements currently in effect for Messrs. Grey and Pearce. (See also EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS, below.)

(5) In 1992, these amounts were paid pursuant to the Long Term Incentive provisions of prior Employment Agreements of Messrs. Grey and Pearce. The Agreements provided for the payment of a percentage (3 1/2% for Mr. Grey; 1% for Mr. Pearce) of the increase in the market value of the equity securities of the Company at the termination date of the Agreement as compared to the value on December 31, 1989. These Agreements were terminated on

  December 31, 1991 in connection with the Company entering into new Agreements with Messrs. Grey and Pearce. (See note (4).) On that date, the price of the Company's common stock was $17 per share and the total market value of the Company's equity securities was $508,740,000, as compared to $11.06 and $243,512,000 on December 31, 1989.

(6) Includes reimbursement of relocation expenses.

(7) Mr. Rao joined Tyco Preschool Toys, Inc. in October of 1992 as Executive Vice President.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS


  Mr. Grey entered into an Employment Agreement with the Company in January, 1992. The Agreement expires December 31, 1994 and will automatically extend for an additional one-year period unless either party gives to the other written notice of termination within six months of the expiration of the Agreement. Under the Agreement, Mr. Grey is entitled to receive an annual base salary of $500,000 for 1992, $550,000 for 1993, and $600,000 for 1994; plus annual incentive compensation of up to 100% of his annual base salary based upon criteria established by the Company and Mr. Grey. Mr. Grey has agreed to maintain his salary of $550,000 during 1994. In addition, he is entitled to receive on or before April 30, 1995 an amount equal to two percent (2%) of the increase in the market value of the equity securities of the Company at December 31, 1994 over the value on December 31, 1991(1); this amount is reduced in the event of death or valid termination on or prior to December 31, 1994. At all times during the term of his Agreement, Mr. Grey will be entitled to receive or participate in such medical, hospitalization and insurance plans as the Company may generally make available to its executive employees. The Agreement also provides for death and disability benefits. At any time on or before December 31, 1994, in the event of a change of control of the Company, as defined in the Agreement, the Company will pay to Mr. Grey a sum equal to
2.99 times his annual salary, plus a pro rata portion of Incentive Compensation provided in the Agreement, plus a long term incentive compensation amount based on the increase in market value of equity securities as of the closing date of sale, provided Mr. Grey's employment is then in full force and effect and the change of control does not take place in a public offering, as defined in the Agreement. The Company may terminate Mr. Grey's employment for cause as defined under the Agreement.

  Mr. Pearce entered into an Employment Agreement with the Company in January, 1992. The Agreement expires December 31, 1994 and will automatically extend for an additional one-year period unless either party gives to the other written notice of termination within six months of the expiration of the Agreement. Under the Agreement, Mr. Pearce is entitled to receive an annual base salary of $350,000 for 1992; $375,000 for 1993; and $400,000 for 1994;
plus annual incentive compensation of up to 80% of his annual base salary based upon criteria established by the Company and Mr. Pearce. Mr. Pearce has agreed to maintain his salary of $375,000 during 1994. In addition, he is entitled to receive on or before April 30, 1995 an amount equal to 1% of the increase in the market value of the equity securities of the Company at December 31, 1994 over the value on December 31, 1991(1); this amount is reduced in the event of death or valid termination on or prior to December 31, 1994. At all times during the term of his Agreement, Mr. Pearce will be entitled to receive or participate in such medical, hospitalization and insurance plans as the Company may generally make available to its executive employees. The Agreement also provides for death and disability benefits. At any time on or before December 31, 1994, in the event of a change of control of the Company, as defined in the Agreement, the Company will pay to Mr. Pearce a sum equal to 2.99 times his annual salary, plus a pro rata portion

(1) On March 30, 1993 the closing price of the Company's common stock on the New York Stock Exchange was $8.50 per share and the total market value of the equity securities of the Company was $294,752,170.

of Incentive Compensation provided in the Agreement, plus a long term incentive compensation amount based on the increase in market value of equity securities as of the closing date of sale, provided Mr. Pearce's employment is then in full force and effect and the change of control does not take place in a public offering, as defined in the Agreement. The Company may terminate Mr. Pearce's employment for cause as defined under the Agreement.

  Mr. Cohen was President of the Company's Tyco Playtime subsidiary until June, 1993. He was paid a salary of $300,000 through December 31, 1993 in accordance with the terms of his employment agreement dated October 31, 1990 which agreement was made at the time the Company purchased the Playtime business, which he owned. In addition, pursuant to the agreement of purchase, Mr. Cohen is entitled to be paid an amount equal to one-third of the net operating income of Tyco Playtime for 1993. No amount was earned, and accordingly nothing has been paid or accrued for this obligation.

  Jay Kahan has an employment agreement with the Company which provides for an annual salary of $273,000 per year through 1994. Mr. Kahan is also eligible for additional incentive compensation of up to $163,800. The Company may terminate Mr. Kahan's employment at any time, without cause, but in such event the Company would then be obligated to make severance payments equal to his annual salary, plus the pro-rata portion of the incentive compensation that would have been paid to Mr. Kahan for that year. In the event of a change of control of the Company, as defined in the agreement, the Company will pay to Mr. Kahan a sum equal to his annual base salary, provided his employment is then in full force and effect.

  Mr. Malmos has an employment agreement with the Company which provides for an annual salary of $240,000 per year through 1994. He is also eligible for additional incentive compensation of up to $192,000. The Company may terminate his employment at any time without cause, but in such event the Company would then be obligated to make severance payments equal to his annual salary, plus the pro-rata portion of the incentive compensation that would have been paid to him for that year. In the event of a change of control of the Company, as defined in the agreement, the Company will pay Mr. Malmos a sum equal to his annual base salary, provided his employment is then in full force and effect.

  Mr. Rao has an employment agreement with the Company which provides for an annual salary of $260,000 per year through 1994. He is also eligible for additional incentive compensation of up to $208,000. The Company may terminate his employment at any time without cause, but in such event the Company would then be obligated to make severance payments equal to his annual salary, plus the pro-rata portion of the incentive compensation that would have been paid to him for that year.

  Each of the executives referred to above has insurance policies providing benefits of a maximum of $500,000 in the event of his death, and 60% of his annual income (up to $200,000 annual benefit) in the event of disability.

KEY EMPLOYEE AGREEMENTS

  The Company has entered into Key Employee Agreements with six other executive officers of the Company; under the terms of the Agreements, the Company will pay to such employees amounts equal to their annual salary, in the event of a change of control of the Company, as such term is defined in the Agreements.

  Notwithstanding anything to the contrary as set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report and the performance graph on page 15 shall not be incorporated by reference into any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee, which consists of three outside directors, oversees the Company's compensation of its executive officers, including its annual bonus plan and long term incentive compensation program. The Committee reviews compensation levels and performance of the executive officers of the Company and related matters. The Committee also reviews in detail with the Board the compensation of the Chief Executive Officer of the Company. The administration of the Company's Stock Option Plans are the responsibility of the Stock Option Committee.

  The Compensation Committee reviews the compensation paid to executive officers of the Company for reasonableness, reviews comparisons of compensation to that paid by competitors of the Company, the Company's performance, and compensation surveys available from industry and other sources. The determination of base salaries, annual incentive potential, and long term incentives for executives by the Committee or the Chief Executive Officer is based on, among other things, the following considerations: experience, competitive salary levels in the industry, potential for contribution to the overall performance of the Company as a whole, and the capacity of the individual to meet the individual targets established annually.

  Survey information available to the Company includes companies contained in the Russell 1000 Consumer Discretionary Economic Sector Index, and the large competitors of the Company. In its review of compensation paid at other companies, the Committee has not attempted to set target levels for comparison purposes. The review is based principally on a comparison to the Company's two largest competitors, and the largest toy retailer, all of whom are included in the Russell 1000 Consumer Discretionary Economic Sector Index, and surveys of executive compensation generally. The specific companies selected were chosen because of their size, capitalization and position in the global toy market. In the opinion of the Committee, the compensation of the executive officers of the Company during 1993, including the long term incentive compensation arrangements established in 1992, was in the average range compared to similar companies.

  Since January, 1993 the compensation of executive officers of the Company remained unchanged, except for salary changes made in connection with the advancement of Messrs. Malmos and Rao to President-International and President-Tyco Playtime, respectively; otherwise, during the year, executive salaries did not increase, no incentive bonuses were paid or accrued, and no stock option grants were awarded. Messrs. Grey and Pearce have also agreed to maintain their salaries during 1994 at 1993 levels. The Company's performance bonus program for 1993 was based exclusively on the achievement of targeted net income goals; based on the Company's performance, no bonuses were paid. In the opinion of the Committee, this approach and the compensation of the executive officers is appropriate and reasonable in light of the Company's consolidated performance for the year.

  The base compensation for 1993 paid to Mr. Grey was determined by his three-year employment agreement dated January 15, 1992 and described elsewhere in this Proxy Statement. (See REMUNERATION OF DIRECTORS AND OFFICERS.) Mr. Grey's employment agreement provides for an annual base salary in an agreed amount, and an annual incentive compensation payment of up to 100% of his base salary based on criteria established by the Company and Mr. Grey. No such payment was made in 1993. In addition, he is entitled to receive as long term incentive compensation an amount equal to two percent (2%) of the increase in value of the Company's securities over the three year period ending December 31, 1994. As a result, a significant portion of Mr. Grey's total potential compensation is contingent on the performance of the Company. No amount was accrued in 1993 for Mr. Grey under the long term incentive compensation provision of his agreement.

  It has been the policy of the Company, which has been approved by the Committee, that a significant portion of the annual compensation paid to the executive officers of the Company should be contingent on the performance of the Company, and upon the individual contribution made by each executive officer based on goals established at the beginning of the year. Accordingly, each executive officer participates in an annual bonus plan and is eligible for an annual bonus based on target levels of net income, ranging from a maximum of 50% to 100% of base compensation. The executive officers of the Company received no bonuses for 1993.

  Arnold Thaler, a member of the Committee, was President of the Company's View-Master Ideal Group subsidiary until his retirement in 1990. He now serves as a consultant to the Company for an annual fee of $85,000. Mr. Thaler is also eligible to receive certain insurance benefits as well as reimbursement of expenses. (See CONTINUING OFFICERS AND DIRECTORS.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1993, no executive officer of the Company served as a member of the compensation committee, or its equivalent, of another entity, one of whose executive officers served as a director of the Company or a member of the Company's Compensation Committee. No member of the Company's Compensation Committee was an officer or employee of the Company during 1993, or, except for Mr. Thaler, was involved in or had any direct or indirect material interest in any transaction, series of transactions, or currently proposed transaction in which the amount involved exceeded $60,000. Mr. Thaler, a member of the Committee, has served as a consultant to the Company since his retirement in 1990 as President of the Company's View-Master Ideal Group subsidiary. He receives annual fees of $85,000 and certain insurance benefits, in addition to reimbursement of expenses. (See CONTINUING DIRECTORS AND EXECUTIVE OFFICERS.)

  The foregoing report on executive compensation is provided by the following Directors, who comprise the Compensation Committee of the Board of Directors.

                                          John A. Canning, Jr.
                                          Jerome I. Gellman
                                          Arnold Thaler

COMPENSATION OF DIRECTORS

  Each Director who is not an officer or employee of the Company receives an annual fee of $16,000 for his services during the fiscal year as a Director and $1,000 for each Board and Committee meeting attended. The Company reimburses all Directors for their out-of-pocket expenses in attending such meetings.

  In addition, each outside Director has received a grant of 10,000 stock options during 1990 and 1991, and 5,000 options in 1992. The members of the Stock Option Committee received a grant of 20,000 stock options at the time of their appointment to the Committee in 1991, and an additional 5,000 stock options in each of July, 1992 and 1993. No other grants of stock options were made to directors in 1993.

STOCK OPTIONS GRANTED IN 1993

  There were no stock option grants to the named executive officers during 1993.

AGGREGATED STOCK OPTION EXERCISES IN 1993

  The following table sets forth information relating to the exercise of stock options by the named executive officers during 1993.

  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1993 AND FISCAL YEAR-END OPTION
                                    VALUES

                                                                               VALUE OF UNEXERCISED
                         SHARES ACQUIRED    VALUE     NUMBER OF UNEXERCISED   IN-THE-MONEY OPTIONS AT
          NAME           ON EXERCISE(#)  REALIZED ($) OPTIONS OF F/Y END (1) FISCAL YEAR END ($)(1)(2)
          ----           --------------- ------------ ---------------------- -------------------------
Richard E. Grey.........     60,000        $457,500          360,000                 $      0
Harry J. Pearce.........     50,000        $378,988          150,000                 $193,750
Karsten Malmos..........          0               0           61,000                 $100,750
Jay Kahan...............          0               0           43,300                 $ 32,163
Robert Rao..............          0               0            5,000                 $      0
Stanley Cohen...........          0               0           30,000                 $      0

(1) All of the outstanding stock options were exercisable at December 31, 1993.

(2) Based on the difference between the share exercise price of all stock options outstanding and the closing price on the New York Stock Exchange for the Company's stock on December 31, 1993 which was $8.375 a share.

  There were no long term incentive plan awards during 1993. (See
  REMUNERATION OF DIRECTORS AND OFFICERS, note (4).)

                    FIVE YEAR PERFORMANCE GRAPH (1988-1993)

                                TYCO TOYS, INC.
                            NEW YORK STOCK EXCHANGE
                      RUSSELL 1000 CONSUMER DISCRETIONARY
                                ECONOMIC SECTOR

  The following graph presents a comparison of the cumulative annual shareholder return based on the assumption that $100 was invested in Tyco Common Stock on December 31, 1988 (as required by the rules of the Securities & Exchange Commission) and that all quarterly dividends were reinvested each quarter. The total cumulative return shown represents the value that such investments would have had on December 31, 1993.

                            [GRAPH APPEARS HERE]


                       1988        1989        1990        1991        1992        1993
                        ($)         ($)         ($)         ($)         ($)         ($)
                       ----        ----        ----        ----        ----        ----
Tyco Toys              100.0       180.4        85.6       277.3       211.7       135.4

Russell
1000 Consumer
Discre-
tionary
Economic
Sector
Index                  100.0       130.1       119.5       174.6       203.8       216.9

NYSE
Market
Index                  100.0      127.57      122.36      158.35      165.80      188.25


                             INDEPENDENT AUDITORS

  Deloitte & Touche served as the Company's independent auditors for fiscal year 1993 and will serve in that capacity for fiscal year 1994. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                           ADDITIONAL CONSIDERATIONS

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

  Any proposal submitted by a stockholder of the Company intended to be presented at the next annual Meeting of Stockholders must be received by the Secretary of the Company not later than January 26, 1995.

ANNUAL REPORT

  A copy of the Company's Annual Report to Stockholders for 1993 has been furnished to stockholders with the mailing of this Proxy Statement.

  EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1993 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:

    SHAREHOLDER RELATIONS
    TYCO TOYS, INC.
    6000 MIDLANTIC DRIVE
    MOUNT LAUREL, NEW JERSEY 08054

                                          By Order of the Board of Directors,
                                             R. Michael Kennedy, Jr.
                                                    Secretary

Mt. Laurel, New Jersey
April 14, 1994

                          (LOGO OF TYCO APPEARS HERE)
                                Tyco Toys, Inc.
                              6000 Midlantic Drive
                             Mt. Laurel, New Jersey
                                     08054

                     (LOGO OF RECYCLED PAPER APPEARS HERE)

                           Printed on recycled paper
  This document is printed on recycled paper which contains at least 10% post consumer waste.

                                TYCO TOYS, INC.

          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 26, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and authorizes Richard E. Grey and Harry J. Pearce and each of them (with the Power of Substitution) Proxies for the undersigned to represent and vote as designated below, all shares of common stock of Tyco Toys, Inc. held of record by the undersigned on March 28, 1994 at the Annual Meeting of Shareholders to be held on May 26, 1994 or any adjournment thereof.

1. ELECTION OF DIRECTORS: Nominees for Term expiring at the 1997 Annual
Meeting.

                [_] FOR all nominees   [_] WITHHOLD authority to vote for all
                                       nominees

 Nominees: John A. Canning, Jerome I. Gellman, Ariel Gratch

 INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.
- --------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction to the contrary is made, this Proxy will be voted for the Nominees listed in Proposal 1.

This Proxy confers certain discretionary authority described in the Proxy Statement.

The undersigned hereby acknowledges receipt of the Proxy Statement dated April 14, 1994 and the Annual Report to Stockholders for 1993.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED ENVELOPE.

                                               DATED:                      1994
                                                      -------------------
                                                                           L.S.
                                               --------------------------
                                                                           L.S.
                                               --------------------------

                                               (NOTE: PLEASE SIGN EXACTLY AS
                                               NAME APPEARS HEREON. WHEN
                                               SHARES ARE HELD BY JOINT
                                               TENANTS, BOTH SHOULD SIGN. WHEN
                                               SIGNING AS ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL
                                               TITLE AS SUCH. IF A
                                               CORPORATION, PLEASE SIGN IN
                                               FULL CORPORATE NAME BY
                                               PRESIDENT OR OTHER AUTHORIZED
                                               OFFICER. IF A PARTNERSHIP,
                                               PLEASE SIGN IN PARTNERSHIP NAME
                                               BY AUTHORIZED PERSON.)